Exhibit 99.1

Flotek Industries Reports Continued Growth in Revenue and Profitability, Fueled by 189% Growth in Data Analytics Revenue
HOUSTON, August 5, 2025 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in innovative energy solutions, today announced its financial results for the quarter ended June 30, 2025, which reflect continued execution of its transformational strategy and robust growth across its two segments.
Financial Summary (in thousands, except ‘per share’ amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change

Total Revenues	$58,350	$46,152	26%	$113,712	$86,526	31%
Gross Profit	$14,407	$9,170	57%	$26,856	$17,991	49%
Net Income	$1,768	$1,974	(10)%	$7,148	$3,536	102%
Diluted Income Per Share	$0.05	$0.06	(17)%	$0.21	$0.12	75%
Adjusted Net Income (1)	$5,963	$1,974	202%	$11,343	$3,536	221%
Adjusted Diluted Income Per Share (1)	$0.16	$0.06	167%	$0.33	$0.12	175%
Adjusted EBITDA (1)	$9,452	$4,439	113%	$17,232	$8,464	104%
Second Quarter 2025 Highlights:
(all comparisons versus Q2 2024 unless noted)
•26% growth in total revenue driven by Chemistry Technologies and the impact from our recent Data Analytics acquisition (the “Asset Acquisition”) of mobile gas conditioning assets (the “Acquired Assets”).
•Data Analytics revenues grew to 10% of total revenues from 4% in second quarter 2024, driving a 500 basis point improvement in gross profit margin due to higher-margin service offerings.
•Net income totaled $1.8 million, or $0.05 per diluted share, compared to $2.0 million, or $0.06 per diluted share. Excluding transaction expenses related to the Asset Acquisition, adjusted net income (1) totaled $6.0 million, or $0.16 per diluted share (1).
•Adjusted EBITDA (1) increased by 113% to $9.5 million, compared to $4.4 million, representing the eleventh consecutive quarter of growth.
Management Commentary
Chief Executive Officer Dr. Ryan Ezell commented, “Flotek delivered another quarter of exceptional financial performance as we continue to execute our corporate strategy and transform the organization for the future. Our Data Analytics segment is seeing robust growth, fueled by the rising adoption of our advanced analytics solutions and our recent expansion into the power generation market, which is exceeding expectations. The Chemistry Technologies segment continues to gain market share with strong demand for our innovative chemical solutions that drive improved reservoir performance. Revenues through the first half of 2025 were 31% higher than this time last year, demonstrating our success in expanding both business segments. More importantly our gross profit grew 49% over the same period. These results reflect our disciplined execution and commitment to delivering value to our customers and shareholders.”
Segment Revenue Summary (in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change

Chemistry Technologies:
External Revenues	$22,542	$16,361	38%	$44,551	$28,047	59%
Related Party Revenues	29,878	27,741	8%	60,607	54,755	11%
Total	$52,420	$44,102	19%	$105,158	$82,802	27%

Data Analytics:
Product Revenues	$1,820	$1,306	39%	$3,482	$2,238	56%
Service Revenues (2)	4,110	744	452%	5,072	1,486	241%
Total	$5,930	$2,050	189%	$8,554	$3,724	130%
Revenues:
•Chemistry Technologies: The segment’s 19% revenue growth as compared to the year-ago quarter, was driven by a 38% increase in external customer chemistry revenues. This growth reflects Flotek’s ability to capture market share despite a decline in North American frac fleets, indicating strong demand for our specialized chemistry solutions. Related party revenues grew 8% as compared to second quarter 2024, contributing to stable and diversified revenue streams.
•Data Analytics: The segment achieved a 189% revenue increase as compared to the year-ago quarter, with service revenues growing more than 450% to $4.1 million, underscoring the growing market demand for Flotek’s data-driven solutions that enhance operational efficiency for energy clients. Second quarter 2025 service revenues included approximately $3.2 million related to the Asset Acquisition, which closed in late April 2025.
Gross Profit: The Company generated gross profit of $14.4 million during the second quarter of 2025 compared to $9.2 million during the second quarter of 2024. The 57% increase in second quarter 2025 gross profit was driven by strong revenue growth in Chemistry Technologies (19%) and Data Analytics (189%), with higher-margin Data Analytics revenues boosting overall margins. Gross profit as a percentage of revenue totaled 25% in the second quarter of 2025 as compared to 20% in the year-ago period.
Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $6.8 million for the second quarter of 2025, or 12% as a percentage of revenues, compared to $6.3 million during the second quarter of 2024, or 14% as a percentage of revenues. The increase in SG&A expenses was the result of higher non-cash stock compensation expense during the second quarter of 2025.
Net Income, Adjusted Net Income (1) (Non-GAAP): In the second quarter of 2025, Flotek reported net income of $1.8 million, or $0.05 per diluted share, as compared to $2.0 million, or $0.06 per diluted share, in the year-ago quarter. Second quarter 2025 adjusted net income(1)

totaled $6.0 million and adjusted diluted earnings per share(1) was $0.16, up 167% from the prior-year period.
Basic and diluted shares outstanding for the quarter and six months ended June 30, 2025 included the weighted average impact of the warrant issued to ProFrac GDM, LLC to purchase 6 million shares of the Company’s common stock in connection with the long-term lease of the Acquired Assets.
Adjusted EBITDA(1) (Non-GAAP): Adjusted EBITDA(1) was $9.5 million in the second quarter of 2025 as compared to $4.4 million in the second quarter of 2024. This marks the eleventh consecutive quarter of Adjusted EBITDA(1) improvement.
PWRtekTM Update: The Asset Acquisition commissioning and contracted revenue generation is on track to exceed our initially reported expectations. The Company currently expects the Acquired Assets to deliver approximately $15 million in high-margin rental revenue during 2025, a 7% increase from previously reported estimates. During the second quarter of 2025, revenues attributable to the Acquired Assets totaled $3.2 million with gross profit as a percentage of revenue totaling approximately 90%. The Company expects revenues related to the Asset Acquisition during the third quarter of 2025 to exceed second quarter amounts as the second quarter results were limited due to the Asset Acquisition closing on April 28, 2025. Transaction expenses related to the Asset Acquisition during the second quarter of 2025 totaled $4.2 million.
2025 Guidance: In connection with second quarter 2025 results, the Company is maintaining its previously issued guidance metrics as follows:
•Total Revenue between $200 million and $220 million
•Adjusted EBITDA (3) between $34 million and $39 million
(1)Represents a non-GAAP measure, see the “Unaudited Reconciliation of Net Income to Adjusted Net Income” and the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” tables in this release for more information about this measure, including reconciliations to the most comparable GAAP measures.
(2)Service revenues during the three- and six-month 2025 periods include $3.2 million related to PWRtek rental revenues.
(3)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information about this measure. We are unable to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, certain stock-based compensation costs, interest costs related to fluctuations in borrowings outstanding under the Company’s asset based loan and the impact of the revaluation of certain liabilities, which is based upon our future stock price. These items do not impact the non-GAAP financial measure.
Conference Call Details
The Company plans to host its earnings conference call on Wednesday, August 6, 2025, at 9:00 a.m. CDT (10:00 a.m. EDT).
Participants may access the call through Flotek’s website at https://ir.flotekind.com under the “News & Events” section, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the audience view of the webcast at https://app.webinar.net/NLao0z9kmlg approximately five minutes prior to the start of the call.

Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, over 20 years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,028	$4,404
Restricted cash	103	102
Accounts receivable, net of allowance for credit losses of $430 and $447 at June 30, 2025 and December 31, 2024, respectively	22,221	17,386
Accounts receivable, related party, net of allowance for credit losses of $0 at each of June 30, 2025 and December 31, 2024, respectively	37,350	52,370
Inventories, net	12,302	13,303
Other current assets	3,084	2,952
Current contract asset	6,743	5,939
Total current assets	86,831	96,456
Long-term contract asset	59,386	63,105
Property and equipment, net	21,223	6,178
Right-of-use assets	3,174	3,326
Deferred tax assets, net	35	51
Other long-term assets	1,594	1,680
TOTAL ASSETS	$172,243	$170,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,350	$38,073
Accrued liabilities	3,905	5,912
Accrued liabilities, related party	7,248	—
Income taxes payable	85	48
Interest payable, related party	701	—
Current portion of operating lease liabilities	1,186	1,486
Current portion of finance lease liabilities	146	—
Asset-based loan	5,055	4,789
Current portion of long-term debt	—	60
Total current liabilities	54,676	50,368
Deferred revenue, long-term	—	14
Note payable - related party	39,536	—
Long-term operating lease liabilities	5,879	6,514
Long-term finance lease liabilities	302	—
TOTAL LIABILITIES	100,393	56,896
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 30,968,827 shares issued and 29,854,440 shares outstanding at June 30, 2025; 30,938,073 shares issued and 29,826,508 shares outstanding at December 31, 2024	3	3
Additional paid-in capital	415,637	464,620
Accumulated other comprehensive income	96	251
Accumulated deficit	(309,160)	(316,308)
Treasury stock, at cost; 1,114,387 and 1,111,565 shares at June 30, 2025 and December 31, 2024, respectively	(34,726)	(34,666)
Total stockholders’ equity	71,850	113,900
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$172,243	$170,796

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Revenue from external customers	$25,182	$18,191	$49,605	$31,371
Revenue from related party	33,168	27,961	64,107	55,155
Total revenues	58,350	46,152	113,712	86,526
Cost of goods sold	43,943	36,982	86,856	68,535
Gross profit	14,407	9,170	26,856	17,991
Operating costs and expenses:
Selling, general, and administrative	6,796	6,279	13,078	12,365
Asset acquisition expenses	4,195	—	4,195	—
Depreciation	374	222	626	442
Research and development	455	481	810	888
Gain on sale of property and equipment	—	(34)	(7)	(34)
Total operating costs and expenses	11,820	6,948	18,702	13,661
Income from operations	2,587	2,222	8,154	4,330
Other income (expense):
Interest expense	(983)	(308)	(1,212)	(586)
Other income (expense), net	181	75	287	49
Total other expense	(802)	(233)	(925)	(537)
Income before income taxes	1,785	1,989	7,229	3,793
Income tax expense	(17)	(15)	(81)	(257)
Net income	$1,768	$1,974	$7,148	$3,536

Income per common share:
Basic	$0.05	$0.07	$0.22	$0.12
Diluted	$0.05	$0.06	$0.21	$0.12

Weighted average common shares:
Weighted average common shares used in computing basic income per common share	33,947	29,449	31,827	29,440
Weighted average common shares used in computing diluted income per common share	36,231	30,668	34,026	30,512

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$7,148	$3,536
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	(127)	(27)
Amortization of contract assets	2,916	2,749
Depreciation	626	442
Amortization of deferred financing costs	157	170
Provision for credit losses, net of recoveries	261	79
Provision for excess and obsolete inventory	250	433
Gain on sale of property and equipment	(7)	(34)
Non-cash lease expense	624	1,236
Stock compensation expense	1,137	642
Deferred income tax expense	16	216
Changes in current assets and liabilities:
Accounts receivable	(5,096)	292
Accounts receivable, related party	(2,532)	(5,480)
Inventories	1,448	192
Income tax receivable	(32)	—
Other assets	(155)	688
Accounts payable	(1,722)	50
Accrued liabilities	(1,893)	(2,837)
Operating lease liabilities	(935)	(1,510)
Income taxes payable	37	(10)
Interest payable, related party	701	—
Net cash provided by operating activities	2,822	827
Cash flows from investing activities:
Capital expenditures	(1,309)	(229)
Proceeds from sale of assets	7	34
Net cash used in investing activities	(1,302)	(195)
Cash flows from financing activities:
Payments on long term debt	(60)	(90)
Proceeds from asset-based loan	106,950	83,300
Payments on asset-based loan	(106,685)	(84,994)
Payment of note payable issuance costs	(480)	—
Payment of issuance costs of stock warrants	(456)	—
Payments to tax authorities for shares withheld from employees	(60)	(24)
Proceeds from issuance of stock under Employee Stock Purchase Plan	68	62
Proceeds from issuance of stock from stock option exercises	8	—
Payments for finance leases	(25)	(19)
Net cash used in financing activities	(740)	(1,765)
Effect of changes in exchange rates on cash and cash equivalents	(155)	58
Net change in cash and cash equivalents and restricted cash	625	(1,075)
Cash and cash equivalents at the beginning of period	4,404	5,851
Restricted cash at the beginning of period	102	102
Cash and cash equivalents and restricted cash at beginning of period	4,506	5,953
Cash and cash equivalents at end of period	5,028	4,777
Restricted cash at the end of period	103	101
Cash and cash equivalents and restricted cash at end of period	$5,131	$4,878

FLOTEK INDUSTRIES, INC.
UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income	$1,768	$1,974	$7,148	$3,536

Adjustments:
Asset acquisition expenses	4,195	—	4,195	—
Adjusted net income (Non-GAAP) (1)	$5,963	$1,974	$11,343	$3,536

Diluted weighted-average common shares outstanding	36,231	30,668	34,026	30,512
Net income per diluted share	$0.05	$0.06	$0.21	$0.12
Adjusted net income per diluted share	$0.16	$0.06	$0.33	$0.12
(1)Management believes that adjusted net income for the three and six months ended June 30, 2025 and 2024 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses related to the Asset Acquisition noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial and operational goals, excluding certain non-recurring items.

FLOTEK INDUSTRIES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ITEMS AND NON-CASH ITEMS IMPACTING EARNINGS
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024

Net income	$1,768	$1,974	$7,148	$3,536	$10,498
Interest expense	983	308	1,212	586	1,095
Income tax expense	17	15	81	257	649
Depreciation and amortization	374	222	626	442	891
EBITDA (Non-GAAP) (1)	$3,142	$2,519	$9,067	$4,821	$13,133
Stock compensation expense	676	331	1,137	643	1,366
Severance and retirement	7	20	51	32	39
Contingent liability revaluation	(2)	—	(127)	(27)	71
Gain on disposal of asset	—	(34)	(7)	(34)	(124)
Amortization of contract asset	1,434	1,482	2,916	2,749	5,612
Non-Recurring professional fees (2)	4,195	121	4,195	280	230
Adjusted EBITDA (Non-GAAP) (1)	$9,452	$4,439	$17,232	$8,464	$20,327
(1)Management believes that EBITDA and adjusted EBITDA for the three and six months ended June 30, 2025 and 2024, and for the twelve months ended December 31, 2024 are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the income and expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial and operational goals, excluding certain non-cash or non-recurring items.
(2)Includes $4.2 million of expenses related to Asset Acquisition for the three and six months ended June 30, 2025.